UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): September 11, 2023

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

To the extent required by this Item 1.01, the information set forth in Item 5.02 below is incorporated herein by reference.

MSK Shares for Services Agreement

On September 19, 2023, FOXO Technologies Inc. (the “Company”) entered into a Shares for Services Agreement (the “MSK Shares for Services Agreement”) with Mitchell Silberberg & Knupp LLP, a service provider (“MSK”), pursuant to which the Company issued to MSK 2,928,662 shares (the “MSK Payment Shares”) of Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and rights (the “Rights”) to receive 5,110,263 shares of Class A Common Stock (the “Reserved Shares”) in satisfaction of outstanding amounts payable to MSK in an aggregate amount equal to $643,114 for legal services rendered. Subject to the terms of the MSK Shares for Services Agreement, the Rights may be exercised by MSK for the Reserved Shares, in whole or in part, at any time or times on or after the date of the MSK Shares for Services Agreement, subject to the Beneficial Ownership Limitation (as defined below).

The MSK Shares for Services Agreement requires the Company to register the resale of the MSK Payment Shares and the Reserved Shares by MSK.

The terms of the MSK Shares for Services Agreement prohibit MSK from exercising any portion of the Rights if such exercise would cause MSK, together with its affiliates and attribution parties, to beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

The number of Reserved Shares issuable upon exercise of the Rights is subject to proportional adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations and reclassifications, as described in the MSK Shares for Services Agreement.

Pursuant to the MSK Shares for Services Agreement, if at any time the Company grants, issues or sells any Convertible Securities (as defined in the MSK Shares for Services Agreement) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Class A Common Stock (the “Purchase Rights”), then MSK will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which MSK could have acquired if MSK had held the number of shares of Class A Common Stock acquirable upon complete exercise of the Rights (without regard to any limitations on exercise thereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Class A Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. However, to the extent that MSK’s right to participate in any such Purchase Right would result in MSK exceeding the Beneficial Ownership Limitation, then MSK will not be entitled to participate in such Purchase Right to such extent (or in the beneficial ownership of any shares of Class A Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent will be held in abeyance for MSK until such time, if ever, as its right thereto would not result in MSK exceeding the Beneficial Ownership Limitation.

In addition, pursuant to the MSK Shares for Services Agreement, if a Fundamental Transaction (as defined in the MSK Shares for Services Agreement) occurs while the Rights remain outstanding, then, upon any subsequent exercise of the Rights, MSK will have the right to receive, for each Reserved Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to the Beneficial Ownership Limitation), the number of shares of Class A Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of one share of Class A Common Stock.

The MSK Payment Shares, the Rights and the Reserved Shares issued and to be issued pursuant to the MSK Shares for Services Agreement were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. MSK represented that it is an “accredited investor” as that term is defined in Rule 501(a)(1) under the Securities Act.

The foregoing summary of the MSK Shares for Services Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the MSK Shares for Services Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

JGUN Shares for Services Agreement

On September 19, 2023, the Company entered into a Shares for Services Agreement (the “JGUN Shares for Services Agreement”) with Joseph Gunnar & Co., LLC, a service provider to the Company (“JGUN”), pursuant to which the Company issued to JGUN, 2,768,750 shares of Class A Common Stock (the “JGUN Payment Shares”) in satisfaction of outstanding amounts payable to JGUN in an aggregate amount equal to $221,500 for investment banking and advisory services rendered.

The JGUN Shares for Services Agreement requires the Company to register the resale of the JGUN Payment Shares by JGUN.

Pursuant to the JGUN Shares for Services Agreement, if at any time the Company grants, issues or sells any Convertible Securities (as defined in the JGUN Shares for Services Agreement) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Class A Common Stock (the “Purchase Rights”), then JGUN will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which JGUN could have acquired if the JGUN Payment Shares in payment of the $221,500 past-due balance had been issued immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Class A Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

In addition, pursuant to the JGUN Shares for Services Agreement, if a Fundamental Transaction (as defined in the JGUN Shares for Services Agreement) occurs prior to the issuance of the JGUN Payment Shares, then JGUN will have the right to receive, for each JGUN Payment Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Class A Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of one share of Class A Common Stock.

The JGUN Payment Shares issued pursuant to the JGUN Shares for Services Agreement were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. JGUN represented that it is an “accredited investor” as that term is defined in Rule 501(a)(1) under the Securities Act.

The foregoing summary of the JGUN Shares for Services Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the JGUN Shares for Services Agreement, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Demand Promissory Note

On September 19, 2023, the Company obtained a $247,233 loan from Andrew J. Poole, a director of the Company (the “Loan”), to be used to pay for directors’ and officers’ insurance through November 2023. The Company issued to Mr. Poole a demand promissory note for $247,233 evidencing the Loan (the “Note”). The Note does not bear interest. The Note is due on demand, and in the absence of any demand, the Note will be due one year from the issuance date. The Note may be prepaid, in whole or in part, without penalty at any time.

The foregoing summary of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information set forth in Item 1.01 above is incorporated herein by reference.

As of September 19, 2023, after taking into account (i) the issuance of the MSK Payment Shares and the JGUN Payment Shares, (ii) the forfeiture of 760,000 shares of Class A Common Stock in connection with Brian Chen’s resignation and (iii) the issuance of 986,608 shares of Class A Common Stock to the Company’s employees in lieu of salary (as described in Item 8.01 below), the Company has 61,457,662  shares of Class A Common Stock issued and outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Interim Chief Executive Officer and Chief Science Officer

On September 13, 2023, Tyler Danielson notified the Company of his decision to resign as Interim Chief Executive Officer and Chief Technology Officer of the Company, effective as of September 14, 2023.

On September 14, 2023, Brian Chen resigned as Chief Science Officer of the Company, pursuant to a resignation letter, effective immediately. Mr. Chen’s resignation letter asserted that he resigned for Good Reason (as defined in his employment agreement); however, he did not specify what he believed constituted Good Reason. The Company is reviewing its obligations, if any, to Mr. Chen pursuant to his prior employment agreement.

Transition of General Counsel to Contractor Role

On September 14, 2023, the Company terminated the employment of Michael Will as General Counsel of the Company, effective as of such date, due to the Company’s current financial constraints and the need to reduce its staff.

In connection with Mr. Will’s termination, Mr. Will and FOXO Technologies Operating Company, a Delaware corporation and wholly owned subsidiary of the Company (“FOXO Technologies Operating Company”), have entered into a Contractor Agreement, dated September 15, 2023 (the “Contractor Agreement”), pursuant to which Mr. Will shall provide legal advice to the Company on an as-needed basis to ensure an orderly transition.

Appointment of Mark White as Interim Chief Executive Officer and Director and Martin Ward as Interim Chief Financial Officer

On September 19, 2023, the board of directors (the “Board”) of the Company (i) elected Mark White to the Board to serve as a director of the Company, effective immediately, and (ii) appointed Mark White to serve as Interim Chief Executive Officer of the Company, effective as of Mr. White’s entry into his employment agreement with the Company, and Martin Ward to serve as Interim Chief Financial Officer of the Company, effective as of Mr. Ward’s entry into his employment agreement with the Company.

Prior to his appointment as Interim Chief Executive Officer and a director of the Company, Mr. White, 63, has served since 2022, and continues to serve, as President of KR8 AI Inc. (“KR8 AI”), a company in the development stage that uses artificial intelligence and machine learning to develop products and tools for content creators. Prior to his role with KR8 AI, in 2014, Mr. White founded and became Chief Executive Officer of One Horizon Group PLC, a predecessor of One Horizon Group, Inc. which he served as Chief Executive Officer and a Director from 2012 to 2014. Mr. White was again appointed Chief Executive Officer and director of One Horizon Group, Inc. in 2017.. Mr. White founded Next Destination Limited in 1993, the European distributor for Magellan GPS and satellite products, and sold the business in 1997. Prior to that, Mr. White was Chief Executive Officer for Garmin Europe, where he built up the company’s European distribution network. Mr. White’s entrepreneurial career in the distribution of electronic equipment and telecommunications spans over 25 years. Apart from his product and technical knowledge, Mr. White has a wealth of experience in corporate finance. He has led in excess of 25 merger and acquisition transactions and associated funding and financing rounds and has helped numerous private and public companies obtain financing.

Except as disclosed in “Exploration of Strategic Alternatives” in Item 8.01 below related to a possible transaction with KR8 AI, there are no arrangements or understandings between Mr. White and any other person pursuant to which he was selected as the Interim Chief Executive Officer and a director of the Company. There are no family relationships between Mr. White and any director or executive officer of the Company. Mr. White does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 19, 2023, the Company entered into an employment agreement with Mark White, pursuant to which Mr. White agreed to serve as the Company’s Interim Chief Executive Officer and as a member of the Company’s Board. Pursuant to the employment agreement, Mr. White is an at-will employee and will receive an annual base salary of $1.

Mr. White will be eligible to participate in the Company’s benefits program, including medical, dental and vision, 401k plan, short-term and long-term disability, paid time off, holidays and other voluntary benefits. The Company also agreed to reimburse Mr. White for reasonable out-of-pocket expenses incurred in furthering the Company’s businesses, after he provides an itemized account of expenditures pursuant to the Company’s reimbursement policy. The employment agreement includes provisions governing Company confidential information and ownership of work product.

The foregoing summary of the Mr. White’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.4, and is incorporated herein by reference.

As an employee and a director of the Company, Mr. White is eligible to participate in the Company’s 2022 Equity Incentive Plan, as amended (the “2022 Plan”).

Prior to his appointment as Interim Chief Financial Officer of the Company, Mr. Ward, 66, has served since 2022, and continues to serve, as Chief Financial Officer of KR8 AI. Since 2012, Mr. Ward served and continues to serve as the Chief Financial Officer, Secretary and a director of One Horizon Group Inc. Mr. Ward served as the Chief Financial Officer, Secretary and a director of One Horizon Group PLC the predecessor to One Horizon Group, Inc., where he oversaw One Horizon Group’s United Kingdom arm float on the London AIM market and its merger into an OTC market company in 2012 which uplisted to the NASDAQ Capital Market in 2014. Mr. Ward is a Fellow of the Institute of Chartered Accountants in England and Wales (“ICAEW”) and qualified as a Chartered Accountant in 1983.

Except as disclosed in “Exploration of Strategic Alternatives” in Item 8.01 below related to a possible transaction with KR8 AI, there are no arrangements or understandings between Mr. Ward and any other person pursuant to which he was selected as the Interim Chief Financial Officer. There are no family relationships between Mr. Ward and any director or executive officer of the Company. Mr. Ward does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 19, 2023, the Company entered into an employment agreement with Martin Ward, pursuant to which Mr. Ward agreed to serve as the Company’s Interim Chief Financial Officer. Pursuant to the employment agreement, Mr. Ward is an at-will employee and will receive an annual base salary of $1.

Mr. Ward will be eligible to participate in the Company’s benefits program, including medical, dental and vision, 401k plan, short-term and long-term disability, paid time off, holidays and other voluntary benefits. The Company also agreed to reimburse Mr. Ward for reasonable out-of-pocket expenses incurred in furthering the Company’s businesses, after he provides an itemized account of expenditures pursuant to the Company’s reimbursement policy. The employment agreement includes provisions governing Company confidential information and ownership of work product.

The foregoing summary of the Mr. Ward’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.5, and is incorporated herein by reference.

As an employee of the Company, Mr. Ward is eligible to participate in the 2022 Plan.

Messrs. White and Ward entered into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2022.

Item 8.01 Other Events.

Issuance of Shares to Employees in Lieu of Salary

On September 11, 2023, the Company entered into letter agreements with the non-executive employees of the Company pursuant to which, in response to the Company’s efforts to conserve cash, the employees agreed to accept, in lieu of cash salary, shares of Class A Common Stock approximately equal to the value of each respective employee’s wages for the period of September 4, 2023 through September 30, 2023, plus an additional 10% to account for tax withholdings and possible fluctuations in the Class A Common Stock share price. Pursuant to the letter agreements, the Company issued an aggregate of approximately 986,608 shares of Class A Common Stock to the employees in lieu of aggregate gross salary of approximately $134,533. All such shares were issued under the Company’s 2022 Equity Incentive Plan, as amended. The Compensation Committee of the Board approved these arrangements on September 11, 2023.

Exploration of Strategic Alternatives

The Company is undertaking an exploration of strategic alternatives focused on, among other things, AI technology-based applications and solutions and maximizing stockholder value, including, without limitation, a business combination involving the Company and its existing AI technology, a sale of all or part of the Company’s assets and/or restructurings. The Company has neither set a timetable for completion of the process, nor has it made any decisions related to strategic alternatives at this time, however, it is in the process of evaluating whether KR8 AI, of which Messrs. White and Ward are substantial shareholders, is a suitable acquisition candidate. The Company notes that there can be no assurance that the exploration process will result in any strategic alternative, or as to its outcome or timing.

Workforce Changes and Liquidity Update

As of the date of this report, after taking into account the recent resignations and appointments described in Item 5.02 above as well as additional resignations and layoffs of non-executive employees, the Company has 11 employees and consultants, two executive officers, and two non-employee directors.

As a result of the cash conserved through the issuance of shares to MSK and JGUN as well as the Company’s non-executive employees, together with other cost saving measures that the Company has implemented, including recent workforce reductions, as well as the proceeds received from a recent private placement, the Company expects to be able to fund its operations through early October 2023. In the event that the Company is unable to secure financing or enter into a strategic transaction by that time, it may be forced to further curtail or suspend its operations, sell the Company, or possibly even file for bankruptcy or liquidate assets and wind-up and dissolve the Company. The Company has no current plans to file for bankruptcy or to liquidate assets.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this Current Report on Form 8-K, those factors include, but are not limited to: the process in which the Company engages to evaluate strategic alternatives; the terms, timing, structure, benefits and costs of any strategic transaction; whether the Company will enter into a strategic transaction with KR8 AI or at all; the impact of any strategic transaction on the Company; the Company’s ability to fund its operations through early October 2023; and the Company’s ability to obtain financing as needed. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Shares for Services Agreement, dated as of September 19, 2023, by and between FOXO Technologies Inc. and Mitchell Silberberg & Knupp LLP.
10.2	Shares for Services Agreement, dated as of September 19, 2023, by and between FOXO Technologies Inc. and Joseph Gunner & Co., LLC.
10.3	Demand Promissory Note.
10.4	Interim Employment Agreement of Mark White.
10.5	Interim Employment Agreement of Martin Ward.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: September 19, 2023	By:	/s/ Mark White
		Name:	Mark White
		Title:	Interim Chief Executive Officer